                                                                    EXHIBIT 99.1



                CASH SYSTEMS, INC. ANNOUNCES SECOND QUARTER 2004
                    FINANCIAL RESULTS AND INCREASES GUIDANCE

MINNEAPOLIS, August 10, 2004 - Cash Systems, Inc. (Amex: CKN), a provider of cash access solutions for the gaming industry, today announced financial results for the second quarter 2004.

SECOND QUARTER FINANCIAL RESULTS

Revenue for the second quarter increased 49.4% to $11.8 million from $7.9 million in the second quarter of fiscal 2003. Income from operations increased 78% to $1.0 million from $562,000 in the second quarter of last year. Operating margin in the second quarter of 2004 was 8.7%, up from 7.1% last year, reflecting higher revenue.

Income before tax increased to $987,000, compared to $415,000 in the prior year's period. Net income for the second quarter was $592,000, or $0.04 per diluted share, compared to $415,000, or $0.03 per diluted share in the prior year period. Net income in the second quarter of 2004 includes a 40% income tax provision compared to no income tax provision in the second quarter of 2003. Also, second quarter results were based on 16 million shares outstanding, versus 13 million shares outstanding in the prior year period.

Craig Potts, President and Chief Executive Officer of Cash Systems, Inc. stated, "This was the best quarter in our Company's history. We achieved record revenue and operating income levels, and we successfully entered new gaming and geographical markets. We also signed several large, new clients during the quarter and we are pleased to be working with premier casinos such as Casino Queen in St. Louis, Missouri."

Liquidity

As of June 30, 2004, the Company had $12.5 million of cash, up significantly from $3.0 million as of December 31, 2003. The Company currently has no long-term debt.

GUIDANCE

Cash Systems expects revenue for fiscal year 2004 to be $47 million to $48 million, up from the previously announced revenue guidance of $46 million to $47 million. Also, the Company anticipates EBITDA of $4.0 million to $4.5 million, up from previously announced EBITDA guidance of $3.5 million to $4.0 million.

Earnings Conference Call

The Company will hold a conference call today at 5:00 PM EDT. The call can be accessed live by dialing (877) 691-0879. The conference call will also be simultaneously webcast at http://www.cashsystemsinc.com/ir/companyoverview.asp. A replay will be available one hour after the call and can be accessed by dialing (973) 341-3080, password 5047754.

ABOUT CASH SYSTEMS, INC.

Minneapolis-based Cash Systems, Inc. has grown from a regional ATM provider to one of four cash access companies serving the North American gaming industry. Cash Systems' products include its proprietary cash advance systems, ATMs and check cashing solutions. Cash Systems' gaming clients are comprised of both Native American and commercial entities. Please visit http://www.cashsystemsinc.com for more information.

This press release may contain forward-looking statements, including the Company's beliefs about its business prospects and future results of operations. These statements involve risks and uncertainties. Among the important additional factors that could cause actual results to differ materially from those forward-looking statements are risks associated with the overall economic environment, the successful execution of the Company's plan of operation, changes in the Company's anticipated earnings, continuation of current
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contracts, gaming and other applicable regulations, and other factors detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Form 10-KSB. In addition, the factors underlying Company forecasts are dynamic and subject to change and therefore those forecasts speak only as of the date they are given. The Company does not undertake to update any forecasts that it may make available to the investing public.

Contacts:
Cash Systems
Chris Larson
952-895-8399

Don Duffy or Ashley Ammon
Integrated Corporate Relations
203-222-9013


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                       CASH SYSTEMS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
            June 30, 2004 (Unaudited) and December 31, 2003 (Audited)


                                     ASSETS
                                                                       2004                    2003
                                                                    (unaudited)              (audited)
CURRENT ASSETS
     Cash                                                           $ 12,487,576           $  3,035,747
     Due from officer                                                         --                 25,000
     Prepaid commissions                                               1,098,363                362,000
     Other receivable                                                    628,643                617,739
     Deferred income taxes                                               263,000                299,000
     Other current assets                                              1,248,529              1,052,623
                                                                    ------------           ------------
          Total Current Assets                                        15,726,111              5,392,109

PROPERTY AND EQUIPMENT, NET                                            2,454,050              1,855,791
                                                                    ------------           ------------

OTHER ASSETS
     Deposits and other                                                    1,154                  1,154
     Long-term receivable                                                     --                453,295
                                                                    ------------           ------------
          Total Other Assets                                               1,154                454,449

               TOTAL ASSETS                                         $ 18,181,315           $  7,702,349
                                                                    ============           ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Checks issued in excess of cash in bank                        $         --           $    686,118
     Current portion of long-term debt                                        --                631,434
     Accounts payable - trade                                            414,653              1,734,653
     Credit card cash advance fees payable                               791,340                743,423
     ATM Commissions payable                                             486,117                331,944
     Check cashing commissions payable                                   136,562                 91,146
     Credit cash chargebacks payable                                     131,618                103,957
     Other accrued expenses                                              708,031                221,357
                                                                    ------------           ------------
          Total Current Liabilities                                    2,668,321              4,544,032

LONG-TERM LIABILITIES
Long-term debt, net                                                           --                 81,601
Deferred income taxes                                                    354,000                354,000
                                                                    ------------           ------------
          Total Liabilities                                            3,022,321              4,979,633

STOCKHOLDERS' EQUITY
     Common stock, par value of $0.001, 50,000,000 shares
       authorized, 15,512,908 and 12,892,735 shares issued
         and outstanding                                                  15,513                 12,893
     Additional paid-in capital                                       13,342,238              1,872,747
     Warrants                                                          1,341,057              1,341,057
     Deferred consulting services                                       (139,179)              (207,359)
     Accumulated earnings                                                599,365               (296,622)
                                                                    ------------           ------------
          Total Stockholders' Equity                                  15,158,994              2,722,716
                                                                    ------------           ------------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $ 18,174,315           $  7,702,349
                                                                    ============           ============

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                       CASH SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
            June 30, 2004 (Unaudited) and December 31, 2003 (Audited)


                                                                THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                          -------------------------------       ---------------------------------
                                                          JUNE 30, 2004     JUNE 30, 2003       JUNE 30, 2004       JUNE 30, 2003
                                                          -------------     -------------       -------------       -------------
COMMISSIONS                                               $ 11,840,293       $  7,872,149        $ 22,846,927       $ 14,873,574

COSTS AND EXPENSES
     Commissions                                             5,663,557          4,066,358          10,812,776          7,781,404
     Processing costs                                        2,126,273          1,532,563           4,234,488          2,893,191
     Check cashing costs                                       654,171            189,609           1,273,164            288,681
     Armored carrier services                                   95,931            115,199             200,210            221,784
     Payroll and related services                            1,210,555            616,801           2,296,842          1,108,272
     Other                                                     908,580            605,524           2,037,889          1,042,339
     Compensation expense related to options and                23,196             61,702              68,180            101,616
        warrants
     Depreciation and amortization                             125,494            122,249             250,988            244,498
          Total Operating Expenses                          10,807,757          7,310,005          21,174,537         13,681,785

     Income from Operations                                  1,032,536            562,144           1,672,390          1,191,789

OTHER INCOME (EXPENSE)
     Interest expense                                          (46,853)          (110,713)           (179,659)          (221,823)
     Amortization of original issue discount                   (36,501)           (73,005)
     Interest income                                             1,161              1,256
                                                                                                           99                394
          Total Other Income (Expense)                         (45,692)          (147,115)           (178,403)          (294,434)

     Income Before Income Taxes                                986,844            415,029           1,493,987            897,355

     Provision for Income Taxes                                395,000            598,000

NET INCOME                                                $    591,844       $    415,029        $    895,987       $    897,355

INCOME PER COMMON SHARE
     BASIC                                                $       0.04       $       0.03        $       0.06       $       0.07

     DILUTED                                              $       0.04       $       0.03        $       0.06       $       0.07

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
     BASIC                                                  15,396,353         12,713,833          14,408,792         12,679,167
     DILUTED                                                16,487,811         13,425,491          15,620,035         13,222,820